Exhibit 99.1

Enova Announces Third Quarter 2015 Results

- U.S. revenue increased 6% year over year to $133.7 million in 3Q15

- U.S. installment loan and receivables purchase agreement revenue rose 40% year over year to $53.6 million in 3Q15

- U.K loan originations rose 23% sequentially in 3Q15

CHICAGO, Nov. 4, 2015 /PRNewswire/ -- Enova International (NYSE: ENVA), a technology and analytics driven online lender, today announced financial results for the quarter ended September 30, 2015.

"Our recent product introductions continue to exceed our expectations and now account for nearly half of our loan portfolio," said David Fisher, CEO of Enova. "Our investments in these new initiatives have muted the impact of U.K. regulatory changes on our business and will continue to reduce regulatory risk both in the U.S. and the U.K. for years to come. Moreover, we remain encouraged by the steady improvement in U.K. loan originations, which accelerated to over 20% sequential growth in the third quarter. Our focus remains on receiving full authorization from the Financial Conduct Authority in the U.K. and as announced earlier today, we took another step forward by successfully completing a third-party review of certain of our processes and controls."

Third Quarter 2015 Summary

  Total revenue of $165.2 million in the third quarter of 2015 declined 19.5% from $205.2 million in the third quarter of 2014 as a 6.0% increase in U.S. revenue was offset by a 60.1% decrease in international revenue, primarily due to regulatory changes in the United Kingdom.
  Gross profit margin of 60.3% in the third quarter of 2015 declined from 64.5% in the third quarter of 2014, driven by accelerating growth on the installment loan portfolio and a higher mix of new customers, which require higher loss provisions.
  Adjusted EBITDA of $25.2 million, a non-GAAP measure, decreased 47.9% from the same quarter last year primarily due to the decrease in revenue, while Adjusted EBITDA margin declined to 15.3% from 23.6%.
  Net income decreased to $4.4 million, or $0.13 per diluted share, in the third quarter of 2015 from $18.5 million, or $0.56 per diluted share, in the third quarter of 2014.

"We are pleased by the continued traction of our U.S. installment products, particularly the success of our NetCredit near-prime offering. Our installment loan products continue to represent an increasing portion of our revenue mix, accounting for 40% of total revenue in the third quarter, up from 30% of total revenue for the same quarter last year. Moreover, during the third quarter the business originated the largest number of loans to new customers since the fourth quarter of 2013," said Robert Clifton, CFO of Enova.

Enova ended the third quarter of 2015 with cash and cash equivalents of $34.3 million and over $58 million of borrowing capacity under the company's credit facility. As of September 30, 2015, the company had combined loans and finance receivables of $482.2 million, an increase of 17.9% over the prior year period, and outstanding debt of $494.7 million. During the third quarter, Enova generated $71.0 million of cash flow from operations.

Outlook

For the fourth quarter 2015, Enova expects total revenue of $160 million to $180 million and Adjusted EBITDA of $20 million to $30 million.

For information regarding the non-GAAP financial measures discussed in this release, please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

Conference Call

Enova will host a conference call to discuss its results at 4 p.m. Central Time/ 5 p.m. Eastern Time on November 4, 2015. The live webcast of the call can be accessed at the Enova Investor Relations website at http://ir.enova.com, along with the company's earnings press release and supplemental financial information. The U.S. dial-in for the call is 1- 855-560-2575 (1-412-542-4161 for non-U.S. callers). Please ask to be joined to the Enova International Call. A replay of the conference call will be available until November 11, 2015 at 10:59 p.m. Central Time / 11:59 p.m. Eastern Time, while an archived version of the webcast will be available on the Enova Investor Relations website for 90 days. The U.S. dial-in for the conference call replay is 1-877-344-7529 (1-412-317-0088). The replay access code is 10074951.

About Enova

Enova is a leading provider of online financial services to the large and growing number of customers who use alternative financial services because of their limited access to more traditional credit. Enova offers or arranges loans for consumers and/or financing for small businesses in all 50 states and Washington D.C. in the United States and in five foreign countries:

  in the United States at https://www.cashnetusa.com, https://www.netcredit.com, https://www.headwaycapital.com and http://www.businessbacker.com, in the United Kingdom at https://www.quickquid.co.uk, https://www.poundstopocket.co.uk and https://www.onstride.co.uk, in Australia at https://www.dollarsdirect.com.au,
  in Canada at https://www.dollarsdirect.ca,
  in Brazil at https://www.simplic.com.br and
  in China at https://www.youxinyi.cn.

Enova, through its trusted brands, uses its proprietary technology, analytics, and customer service capabilities to quickly evaluate, underwrite, and fund loans or provide financing to customers when and how they want it. Headquartered in Chicago, Enova has more than 1,100 employees serving its online customers across the globe.

Cautionary Statement Concerning Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the business, financial condition and prospects of Enova. These forward-looking statements give current expectations or forecasts of future events and reflect the views and assumptions of Enova's senior management with respect to the business, financial condition and prospects of Enova as of the date of this release and are not guarantees of future performance. The actual results of Enova could differ materially from those indicated by such forward-looking statements because of various risks and uncertainties applicable to Enova's business, including, without limitation, those risks and uncertainties indicated in Enova's filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K, quarterly reports on Forms 10-Q and current reports on Forms 8-K. These risks and uncertainties are beyond the ability of Enova to control, and, in many cases, Enova cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, the words "believes," "estimates," "plans," "expects," "anticipates" and similar expressions or variations as they relate to Enova or its management are intended to identify forward-looking statements. Enova cautions you not to put undue reliance on these statements. Enova disclaims any intention or obligation to update or revise any forward-looking statements after the date of this release.

Non-GAAP Financial Measures

In addition to the financial information prepared in conformity with generally accepted accounting principles, or GAAP, Enova provides historical non-GAAP financial information. Management believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of Enova's operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of Enova's business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of Enova's GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, Enova's financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Combined Loans and Finance Receivables

Enova has provided combined loans and finance receivables, which is a non-GAAP measure. Enova also reports allowances and liabilities for estimated losses on loans and finance receivables individually and on a combined basis, which are GAAP measures that are included in Enova's financial statements. Management believes these measures provide investors with important information needed to evaluate the magnitude of potential cost of revenue and the opportunity for revenue performance of the loan and finance receivables portfolio on an aggregate basis. Management believes that the comparison of the aggregate amounts from period to period is more meaningful than comparing only the residual amount on Enova's balance sheet since both revenue and the cost of revenue for loans and finance receivables are impacted by the aggregate amount of loans and finance receivables owned by Enova and those guaranteed by Enova as reflected in its financial statements.

Adjusted Earnings and Adjusted Earnings Per Share

In addition to reporting financial results in accordance with GAAP, Enova has provided adjusted earnings and adjusted earnings per share, or, collectively, the Adjusted Earnings Measures, which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods, which provides a more complete understanding of Enova's financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as the Adjusted Earnings Measures, to assess operating performance and that such measures may highlight trends in Enova's business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. In addition, management believes that the adjustments shown below are useful to investors in order to allow them to compare Enova's financial results during the periods shown without the effect of certain expense items.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure that Enova defines as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses, taxes, and stock-based compensation, and Adjusted EBITDA margin is a non-GAAP measure that Enova defines as Adjusted EBITDA as a percentage of total revenue. Management believes Adjusted EBITDA and Adjusted EBITDA margin are used by investors to analyze operating performance and evaluate Enova's ability to incur and service debt and Enova's capacity for making capital expenditures. Adjusted EBITDA and Adjusted EBITDA margin are also useful to investors to help assess Enova's estimated enterprise value. In addition, management believes that the adjustment for lease termination and relocation costs shown below is useful to investors in order to allow them to compare Enova's financial results during the periods shown without the effect of the expense item. The computation of Adjusted EBITDA and Adjusted EBITDA margin as presented below may differ from the computation of similarly-titled measures provided by other companies.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (dollars in thousands, except share data) (Unaudited)

	September 30,		December 31,
	2015	2014	2014
Assets
Cash and cash equivalents	$34,310	$104,241	$75,106
Loans and finance receivables, net	380,805	303,694	323,611
Income taxes receivable	5,683	14	—
Other receivables and prepaid expenses	19,778	12,738	16,631
Deferred tax assets	28,100	26,558	25,427
Property and equipment, net	48,814	35,598	33,985
Goodwill	271,568	255,865	255,862
Intangible assets, net	3,698	18	39
Other assets	27,398	21,712	29,536
Total assets	$820,154	$760,438	$760,197
Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$79,081	$71,478	$57,277
Related party payable, net	—	13,369	—
Income taxes currently payable	—	—	6,802
Deferred tax liabilities	47,107	45,657	47,953
Long-term debt	494,690	494,021	494,181
Total liabilities	620,878	624,525	606,213
Commitments and contingencies
Stockholders' equity:
Common stock, $0.00001 par value, 250,000,000 shares authorized, 33,000,000 shares issued and outstanding	—	—	—
Preferred stock, $0.00001 par value, 25,000,000 shares authorized, no shares issued and outstanding	—	—	—
Additional paid in capital	6,835	—	294
Retained earnings	196,672	134,975	156,861
Accumulated other comprehensive (loss) income	(4,231)	938	(3,171)
Total stockholders' equity	199,276	135,913	153,984
Total liabilities and stockholders' equity	$820,154	$760,438	$760,197

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenue	$165,227	$205,168	$477,183	$615,115
Cost of Revenue	65,614	72,919	145,720	206,195
Gross Profit	99,613	132,249	331,463	408,920
Expenses
Marketing	35,568	33,393	84,431	92,699
Operations and technology	18,590	19,362	54,156	54,370
General and administrative	22,627	31,167	75,282	82,525
Depreciation and amortization	3,882	5,338	14,198	13,772
Total Expenses	80,667	89,260	228,067	243,366
Income from Operations	18,946	42,989	103,396	165,554
Interest expense, net	(13,292)	(13,136)	(39,501)	(25,201)
Foreign currency transaction loss	(212)	(155)	(1,187)	(555)
Income before Income Taxes	5,442	29,698	62,708	139,798
Provision for income taxes	1,025	11,213	22,897	50,629
Net Income	$4,417	$18,485	$39,811	$89,169
Earnings Per Share:
Earnings per common share:
Basic	$0.13	$0.56	$1.21	$2.70
Diluted	$0.13	$0.56	$1.21	$2.70
Weighted average common shares outstanding:
Basic	33,000	33,000	33,000	33,000
Diluted	33,022	33,000	33,015	33,000

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (dollars in thousands) (Unaudited)

	Nine Months Ended September 30,
	2015	2014
Cash flows provided by operating activities	$205,541	$359,037
Cash flows used in investing activities
Loans and finance receivables	(198,684)	(208,064)
Acquisitions	(17,735)	—
Property and equipment additions	(28,684)	(9,858)
Other investing activities	10	8
Total cash flows used in investing activities	(245,093)	(217,914)
Cash flows used in financing activities	—	(78,674)
Effect of exchange rates on cash	(1,244)	(5,688)
Net increase in cash and cash equivalents	(40,796)	56,761
Cash and cash equivalents at beginning of year	75,106	47,480
Cash and cash equivalents at end of period	$34,310	$104,241

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES GEOGRAPHIC INFORMATION (dollars in thousands)

The following table presents information on Enova's domestic and international operations for the three and nine months ended September 30, 2015 and 2014.

	Three Months Ended September 30,
	2015	2014	$ Change	% Change
Domestic:
Revenue	$133,661	$126,130	$7,531	6.0%
Cost of revenue	59,056	55,058	3,998	7.3
Gross profit	$74,605	$71,072	$3,533	5.0
Gross profit margin	55.8%	56.3%	(0.5)%	(0.9)%
International:
Revenue	$31,566	$79,038	$(47,472)	(60.1)%
Cost of revenue	6,558	17,861	(11,303)	(63.3)
Gross profit	$25,008	$61,177	$(36,169)	(59.1)
Gross profit margin	79.2%	77.4%	1.8%	2.4%
Total:
Revenue	$165,227	$205,168	$(39,941)	(19.5)%
Cost of revenue	65,614	72,919	(7,305)	(10.0)
Gross profit	$99,613	$132,249	$(32,636)	(24.7)
Gross profit margin	60.3%	64.5%	(4.2%)	(6.5)%

	Nine Months Ended September 30,
	2015	2014	$ Change	% Change
Domestic:
Revenue	$366,134	$344,003	$22,131	6.4%
Cost of revenue	133,135	122,892	10,243	8.3
Gross profit	$232,999	$221,111	$11,888	5.4
Gross profit margin	63.6%	64.3%	(0.7)%	(1.1)%
International:
Revenue	$111,049	$271,112	$(160,063)	(59.0)%
Cost of revenue	12,585	83,303	(70,718)	(84.9)
Gross profit	$98,464	$187,809	$(89,345)	(47.6)
Gross profit margin	88.7%	69.3%	19.4%	28.0%
Total:
Revenue	$477,183	$615,115	$(137,932)	(22.4)%
Cost of revenue	145,720	206,195	(60,475)	(29.3)
Gross profit	$331,463	$408,920	$(77,457)	(18.9)
Gross profit margin	69.5%	66.5%	3.0%	4.5%

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES LOANS AND FINANCE RECEIVABLES FINANCIAL AND OPERATING DATA (dollars in thousands)

The following table shows loans and finance receivables and related loss activity, which is based on loan and finance receivable balances, for the three months ended September 30, 2015 and 2014.

Three Months Ended September 30	2015	2014	Change
Cost of revenue	$65,614	$72,919	$(7,305)
Charge-offs (net of recoveries)	51,041	69,542	(18,501)
Average combined loans and finance receivables, gross:
Company owned(a)	407,163	368,502	38,661
Guaranteed by Enova(a)(b)	34,583	35,604	(1,021)
Average combined loans and finance receivables, gross (a)(c)	$441,746	$404,106	$37,640
Ending combined loans and finance receivables, gross:
Company owned	$445,547	$373,693	$71,854
Guaranteed by Enova(b)	36,684	35,429	1,255
Ending combined loans and finance receivables, gross (c)	$482,231	$409,122	$73,109
Ending allowance and liability for losses	$66,718	$71,443	$(4,725)

Loans and finance receivables ratios:
Cost of revenue as a % of average combined loans and finance receivables, gross(a)(c)	14.9%	18.0%	(3.1)%
Charge-offs (net of recoveries) as a % of average combined loans and finance receivables, gross(a)(c)	11.6%	17.2%	(5.6)%
Gross profit margin	60.3%	64.5%	(4.2)%
Allowance and liability for losses as a % of combined loans and finance receivables, gross(c)(d)	13.8%	17.5%	(3.7)%

(a)	The average combined loans and finance receivables, gross, is the average of the month-end balances during the period.
(b)	Represents loans originated by third-party lenders through the credit services organization (or CSO) programs, which are not included in Enova's financial statements.
(c)	Non-GAAP measure. See the above discussion for additional information regarding combined loans and finance receivables.
(d)	Allowance and liability for losses as a percentage of combined loans and finance receivables, gross, is determined using period-end balances.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (dollars in thousands, except per share data)

Adjusted Earnings Measures

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net Income	$4,417	$18,485	$39,811	$89,169
Adjustments (net of tax):
Lease termination and relocation costs(a)	(94)	—	2,076	906
Intangible asset amortization	3	4	7	23
Stock-based compensation expense	1,725	55	4,152	164
Foreign currency transaction loss	154	97	754	354
Adjusted earnings	$6,205	$18,641	$46,800	$90,616

Diluted earnings per share	$0.13	$0.56	$1.21	$2.70
Adjustments (net of tax):
Lease termination and relocation costs(a)	—	—	0.06	0.03
Intangible asset amortization	—	—	—	—
Stock-based compensation expense	0.06	—	0.13	0.01
Foreign currency transaction loss	—	—	0.02	0.01
Adjusted earnings per share	$0.19	$0.56	$1.42	$2.75

Adjusted EBITDA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net Income	$4,417	$18,485	$39,811	$89,169
Depreciation and amortization expenses	3,882	5,338	14,198	13,772
Interest expense, net	13,292	13,136	39,501	25,201
Foreign currency transaction loss	212	155	1,187	555
Provision for income taxes	1,025	11,213	22,897	50,629
Stock-based compensation expense	2,625	87	6,541	257
Adjustment:
Lease termination and relocation costs(a)	(210)	—	3,270	1,415
Adjusted EBITDA	$25,243	$48,414	$127,405	$180,998

Adjusted EBITDA margin calculated as follows:
Total Revenue	$165,227	$205,168	$477,183	$615,115
Adjusted EBITDA	25,243	48,414	127,405	180,998
Adjusted EBITDA as a percentage of total revenue	15.3%	23.6%	26.7%	29.4%

(a)

In May 2015, the Company relocated its headquarters and as a result incurred $3.3 million of facility cease-use charges ($2.1 million net of tax) consisting of remaining lease obligations and disposal costs on its prior headquarters. During the third quarter the Company made adjustments to its lease termination costs.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (dollars in thousands)

Estimated Adjusted EBITDA For 2015

The following table reconciles estimated Income from operations to Adjusted EBITDA, a non-GAAP measure:

	Estimated Results
	Three Months Ended December 31, 2015
	Low	High
	Unaudited
Income from operations	$12,000	$20,000
Depreciation and amortization	5,000	6,000
Stock-based compensation expense	3,000	4,000
Adjusted EBITDA	$20,000	$30,000

	Estimated Results
	Year Ended December 31, 2015
	Low	High
	Unaudited
Income from operations	$115,200	$123,200
Lease termination and relocation costs(a)	3,300	3,300
Depreciation and amortization	19,000	20,000
Stock-based compensation expense	9,500	10,500
Adjusted EBITDA	$147,000	$157,000

(a)

In May 2015, the Company relocated its headquarters and as a result incurred $3.3 million of facility cease-use charges ($2.1 million net of tax) consisting of remaining lease obligations and disposal costs on its prior headquarters.

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CONTACT: For further information: Public Relations Contact: Kirk Chartier, Email: media@enova.com, OR Investor Relations Contact: Monica Gould, Office: (212) 871-3927, Email: IR@enova.com